Exhibit 1.01
Harmonic Inc.
Conflict Minerals Report
For The Year Ended December 31, 2015

This Conflict Minerals Report (“CMR”) of Harmonic Inc. (“Harmonic”) for the calendar year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). Unless otherwise defined herein, please refer to the Rule, our Specialized Disclosure Report on Form SD and SEC Release No. 34-67716 issued by the Securities and Exchange Commission on August 22, 2012 for definitions to the terms used in this Report.
The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products (“Covered Products”). The specified minerals referred to as “Conflict Minerals” or “3TG” are gold, columbite-tantalite (coltan), cassiterite and wolfamite, including their derivatives which are limited to tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of Congo (the “DRC”), the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

1.	COMPANY OVERVIEW

We design, manufacture and sell versatile and high performance video infrastructure products and system solutions that enable our customers to efficiently create, prepare and deliver a full range of video services to consumer devices, including televisions, personal computers, laptops, tablets and smart phones. We sell video processing and production and playout solutions and services worldwide to broadcast and media companies, streaming new media companies, cable operators and satellite and telecommunications pay-TV service providers. We sell cable edge and Converged Cable Access Protocol (CCAP) solutions and related services to cable operators globally.

The information in this CMR includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. It does not include the activities of variable interest entities that are not required to be consolidated. This report is available on our website at www.harmonicinc.com/sites/default/files/cmr-report-2015.pdf

Harmonic products are manufactured by our third party contractors using full turnkey electronic manufacturing services (“EMS”). Materials and components used in our products are purchased by our third party contractors from third party suppliers. Harmonic does not purchase raw ore or unrefined conflict minerals directly from other parties and makes no direct purchases in the Covered Countries. We rely on our suppliers, whose components contain 3TG, to provide us with information about the source of Conflict Minerals. Our suppliers are similarly reliant upon information provided by their suppliers. Many of our largest suppliers are also SEC registrants and subject to the Rule.

2.	DESIGN OF DUE DILIGENCE

In accordance with the five-step guidelines of the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, and related supplements on gold, tin, tantalum and tungsten (collectively, the “OECD Guidance”), the design of our due diligence includes, but is not limited to, the following five steps:

(i)	establishment of strong company management systems;

(ii)	identification and assessment of risks in the supply chain;

(iii)	designing and implementing a strategy to respond to identified risks;

(iv)	supporting the development and implementation of independent third party audits of smelters’ and refiners’ sourcing; and

(v)	reporting on supply chain due diligence.

A description of certain activities undertaken by us in respect of each of the five steps of the OECD Guidance is described below.

2.1	Management Systems

2.1.1	Conflict Mineral Policy

Harmonic has adopted a Conflict Minerals Policy which is attached to this report as Annex 1, and posted on our website at http://harmonicinc.com/content/conflict-minerals-policy. This website address is included for reference only. The information contained on Harmonic’s website is not incorporated by reference into this CMR.

2.1.2    Internal Team

Harmonic has established a Conflict Minerals Reporting Oversight Committee that includes the Vice President of Corporate Quality, the Director of Supply Chain Management sponsored by the Senior Vice President of Operations, as well as executive-level representatives and a team of subject matter experts from relevant functions such as Legal, Regulatory Compliance, Engineering, and Sales. Led by the Conflict Minerals program manager, the team of subject matter experts is responsible for implementing our Conflict Minerals compliance strategy. Our senior management is regularly briefed on the results of our due diligence efforts.

2.1.3	Control Systems

As we do not typically have a direct relationship with 3TG smelters and refiners, we are engaged and actively communicate with our EMS providers and their suppliers. We participate in the Electronics Industry Citizenship Coalition - Global e-Sustainability Initiative’s (EICC-GeSI) Conflict Free Sourcing Initiative (CFSI), which provides disclosures of upstream suppliers in the supply chain.

Our controls include, but are not limited to, our (a) Code of Business Conduct and Ethics, which is available at http://investor.harmonicinc.com/phoenix.zhtml?c=90244&p=irol-govHighlights and outlines expected behaviors for all Harmonic employees, and (b) Supplier Code of Conduct, which is available at http://www.harmonicinc.com/content/supplier-code-conduct. These website addresses are included for reference only. The information contained on Harmonic’s website is not incorporated by reference into this CMR.

2.1.4    Supplier Engagement and Activities

Although we do not purchase materials and components directly from third party suppliers, as part of our risk management plan to ensure suppliers understand our expectations, we have included in our Supplier Code of Conduct information regarding relevant and applicable environmental compliance obligations and responsible sourcing of Conflict Minerals. Harmonic compliance personnel also send periodic emails and training documents to our suppliers to create awareness and inform them about updates regarding rules and regulations relating to Conflict Minerals.

We do not typically have a direct relationship with 3TG smelters and refiners and do not perform direct audits of these entities within our supply chain. We support audits through our adoption of CFSI initiatives and recommendations.

2.1.5     Grievance Mechanism

We have grievance mechanisms whereby employees and suppliers can report violations of Harmonic’s policies either anonymously or non-anonymously under our Whistle Blower Policy and Code of Business Conduct and Ethics, or non-anonymously to Harmonic’s Human Resources department.

2.1.6    Maintenance Record

We have adopted a policy to retain compliance data and relevant documentation for at least 5 years from the date of last use or issuance, whichever is later.

2.1.7    Identify and Assess Risk in the Supply Chain

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify suppliers that are upstream from our more direct suppliers. Accordingly, we participate in a number of industry-wide initiatives as described in section 3 below.

We rely on our suppliers, whose components contain 3TG, to provide us with information about the source of Conflict Minerals. Our suppliers are similarly reliant upon information provided by their suppliers. Many of our largest suppliers are also SEC registrants and subject to the Rule.

2.1.8    Design and Implement a Strategy to Respond to Risks

In response to this risk assessment, Harmonic has an approved risk management plan, through which the Conflict Minerals program is implemented, managed and monitored. Updates to this risk assessment are provided regularly to senior management.

As part of our risk management plan, to ensure suppliers understand our expectations, we have posted information on our company website regarding relevant and applicable environmental compliance obligations, including responsible sourcing of Conflict Minerals, to Harmonic and its suppliers. The Harmonic Compliance Team also sends periodic emails and training documents to our suppliers to create awareness and inform them about updates to rules and regulations relating to Conflict Minerals.

As described in our Conflict Minerals policy, we require all suppliers in our supply chain to utilize materials that originate from DRC conflict-free smelters certified by the EICC. However, if we determine that any supplier is, or a reasonable risk exists that it may be, violating this policy, then we will require the supplier to commit to devise and undertake suitable corrective action to move to a conflict free source

2.1.9.	Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not typically have a direct relationship with 3TG smelters and refiners and do not perform direct audits of these entities within our supply chain. We support audits through our participation in the CFSI.

2.1.10     Report on supply chain due diligence

Harmonic’s due diligence measures included:

a.	Conducting a supply-chain survey with direct suppliers of materials containing Conflict Minerals using the EICC-GeSI Conflict Minerals Reporting Template to identify the smelters and refiners; and

b.
Comparing the smelters and refiners identified in the supply-chain survey against the list of smelter facilities which have been identified as “conflict free” by programs such as the EICC-GeSI Conflict Free Smelter Program for tantalum, tin, tungsten and gold.

Our suppliers were also provided with instructions and guidance to complete the template.

3.	YEAR 2015 DUE DILIGENCE EFFORTS

3.1	Due Diligence Implementation

We conducted an analysis of our products and found that almost all of our products, excluding software products, are Covered Products. Thereafter, we undertook in good faith a reasonable country of origin inquiry (“RCOI”) reasonably designed to determine if any 3TG originated in the Covered Countries and whether any of the 3TG may be from recycled or scrap sources with respect to products: (i) for which 3TG are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by Harmonic; and (iii) for which the manufacture was completed during calendar year 2015.

Based on our RCOI, we were unable to determine that the 3TG did not originate in the Covered Countries, or if our 3TG came from recycled or scrap sources.

After performing the RCOI, we implemented a diligence process designed to conform with the OECD Guidance in order to exercise due diligence on the source and chain of custody of the Conflict Minerals.

3.2    Supply Chain Due Diligence Process

We relied on our EMS contractors and their suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us - including sources of 3TG that are supplied to them by their lower tier suppliers.

3.2.1    Efforts to Determine Mine or Location of Origin

Through our participation in CFSI and OECD implementation programs, and requesting our suppliers to complete the EICC/GeSI Conflict Minerals Reporting template, we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain. Please visit our FAQ section on our website at http://harmonicinc.com/content/frequently-asked-questions-faqs. This website address is included for reference only. The information contained on Harmonic’s website is not incorporated by reference into this CMR.

3.2.2    The Survey

We used the reporting template prepared by the EICC-GeSI) to collect Conflict Minerals and smelter information from our first tier suppliers. We contacted and surveyed all of our first tier suppliers who supplied components and materials to us through our EMS contractors after January 01, 2015. In addition, we included suppliers where the nature of the component, or the location of the supplier, indicated that those components were likely to contain 3TG.

3.2.3 Survey Responses

We sent out the EICC-GeSI survey to 100% of our direct suppliers that are in scope of our RCOI, and we received responses from approximately 68% of our suppliers through our initial survey and follow-up efforts. These 68% suppliers covered 88% of our total affected parts. Responses were reviewed for completeness, reasonableness, and consistency, and we routinely followed up with our contract manufacturers and component suppliers for corrections and clarifications as needed.

Supplier responses included the names of approximately 320 entities identified by our suppliers as smelters or refiners.

In the supplier responses, 216 smelters and refiners were identified as certified Conflict-Free using the EICC-GeSI list. In order to verify the claimed status, we compared the names of those entities and confirmed their inclusion on the CFSI’s current lists of Conflict-Free smelters. In addition, 104 smelters were identified and confirmed as “known” smelters using the smelter list from EICC-GeSI form version 4.01b. Out of 104 “known”/non-conflict free smelters/refiners, 47 are being in process of getting audited/certified by CFSI and remaining 57 were not included on the CFSI’s current lists of Conflict-Free smelters.

Furthermore, approximately 17% (40 suppliers) of suppliers who responded to RCOI inquiry provided us with information at a part number level. However, the rest of our suppliers provided data at a company or divisional level, so we were unable to specify the smelters or refiners used for components supplied to Harmonic. With the exception of the 17% suppliers described above, we are therefore unable to determine whether any of the Conflict Minerals reported by the suppliers were contained in components or parts supplied to us or to validate that any of these smelters or refiners are actually in our supply chain.

3.3    List of Smelters and Refiners

Based on the survey responses summarized above in Section 3.2.3, we have prepared Annex 2 of this report, which includes the names of smelters and refiners that are identified as certified conflict-free smelters from the CFSI list (dated as of November 16, 2015) and “known” smelters that were identified from the EICC-GeSI smelters list (data collection template version 4.01b), but which are either in process of getting certified as “conflict-free” or were not included on the CFSI’s current list of Conflict-Free smelters.

3.4     Report on Supply Chain Due Diligence

After performing the RCOI and due diligence, because we were unable to comprehensively determine the origin of all Conflict Minerals used in our products, the facilities used to process them, their country of origin, and their mine or location of origin, whether or not they came from recycled or scrap resources, we concluded that our products are “DRC Conflict Undeterminable” with regard to calendar year 2015.

4.     Risk Mitigation

In the next compliance period, Harmonic will continue to take steps listed below to improve the information gathered from its due diligence to further mitigate any risk that the Conflict Minerals in our products do not benefit armed groups in the Covered Countries:

a.	Continue to include a Conflict Minerals flow-down clause in new or renewed supplier contracts;

b.	Continue contacting and following up with our suppliers to solicit more responses to our survey;

c.
Direct our suppliers to training resources to educate and create awareness among our suppliers about Conflict Minerals and their role in mitigating risk and creating a transparent supply chain, and to educate our suppliers about our Conflict Minerals policy;

d.	Consider terminating any of our suppliers for not responding to our survey or found to be supplying us with 3TG from Covered Countries; and

e.	Work with the OECD and relevant trade associations and other resources to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

ANNEX 1 - CONFLICT MINERALS POLICY

Harmonic is committed to ethical sourcing of minerals used in our products and supports the objectives of Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which aims to prevent the use of conflict minerals that directly or indirectly finance or benefit armed groups in The Democratic Republic of the Congo (DRC) and adjoining countries.

Our direct suppliers and contract manufacturers are required to comply with Harmonic’s Supplier Code of Conduct, which includes requirements relating to conflict minerals and responsible sourcing. We educate our suppliers on these matters and steps they can take to achieve increased transparency regarding the origin of minerals contained in the products they manufacture and sell to Harmonic. We require all suppliers in our supply chain to utilize materials that originate outside of the DRC or otherwise from DRC conflict-free smelters certified by the Electronics Industry Citizenship Coalition (EICC) or to otherwise certify to us as to their conflict-free status. We conduct periodic reviews with our suppliers to ensure that they are in compliance with this policy.

Harmonic, like many companies in the electronics industry, uses components in the manufacture of our products that include some of the minerals covered under the Dodd-Frank Act. However, we do not purchase these minerals directly from smelters or mines; therefore, we must rely on the source information provided by our suppliers in the Electronics Industry Citizenship Coalition-Global e-Sustainability Initiative’s (EICC-GeSI) Conflict Free Sourcing Initiative (CFSI) survey template. We make reasonable efforts in our supply chain to identify country or mine of origin of the subject minerals we use and expect that our suppliers make similar efforts in their supply chains.

Harmonic continues to work closely with its supply chain to trace newly mined minerals back to their origin in order to ensure responsible sourcing.

If you require specific conflict mineral sourcing information for Harmonic products or require more information on our policy, please contact the Harmonic Product Compliance Team at regulatory.compliance@harmonicinc.com.

In addition to this conflict minerals policy, we have established a conflict minerals compliance program that is designed to follow the framework established by the Organization for Economic Cooperation and Development (OECD).

For additional information about our commitment to responsible sourcing and other ethical practices, see our Code of Business Conduct and Ethics.

This policy is publicly available on our website at http://harmonicinc.com/content/conflict-minerals-policy.

ANNEX 2 - LIST OF SMELTERS AND REFINERS

SMELTERS/REFINERS FROM EICC-GeSI LIST THAT ARE CERTIFIED AS CONFLICT FREE BY CFSI

Metal	Certified Conflict-Free Smelters/Refiners	Country of Origin	Conflict Free
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Yes
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Yes
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Yes
Gold	Argor-Heraeus SA	SWITZERLAND	Yes
Gold	Asahi Pretec Corporation	JAPAN	Yes
Gold	Asahi Refining Canada Limited	CANADA	Yes
Gold	Asahi Refining USA Inc.	UNITED STATES	Yes
Gold	Asaka Riken Co., Ltd.	JAPAN	Yes
Gold	Aurubis AG	GERMANY	Yes
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Yes
Gold	Boliden AB	SWEDEN	Yes
Gold	C. Hafner GmbH + Co. KG	GERMANY	Yes
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Yes
Gold	Chimet S.p.A.	ITALY	Yes
Gold	DODUCO GmbH	GERMANY	Yes
Gold	Dowa	JAPAN	Yes
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Yes
Gold	Elemetal Refining, LLC	UNITED STATES	Yes
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Yes
Gold	Heimerle + Meule GmbH	GERMANY	Yes
Gold	Heraeus Ltd. Hong Kong	CHINA	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Yes
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Yes
Gold	Istanbul Gold Refinery	TURKEY	Yes
Gold	Japan Mint	JAPAN	Yes
Gold	Jiangxi Copper Company Limited	CHINA	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Yes
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Yes
Gold	Kazzinc	KAZAKHSTAN	Yes
Gold	Kennecott Utah Copper LLC	UNITED STATES	Yes
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Yes
Gold	LS-NIKKO Copper Inc.	REPUBLIC OF KOREA	Yes
Gold	Materion	UNITED STATES	Yes
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Yes
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Yes
Gold	Metalor Technologies SA	SWITZERLAND	Yes
Gold	Metalor USA Refining Corporation	UNITED STATES	Yes

Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Yes
Gold	Mitsubishi Materials Corporation	JAPAN	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Yes
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	Yes
Gold	Nihon Material Co., Ltd.	JAPAN	Yes
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Yes
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Yes
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Yes
Gold	PAMP SA	SWITZERLAND	Yes
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Yes
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Yes
Gold	PX Précinox SA	SWITZERLAND	Yes
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Yes
Gold	Republic Metals Corporation	UNITED STATES	Yes
Gold	Royal Canadian Mint	CANADA	Yes
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Yes
Gold	SEMPSA Joyería Platería SA	SPAIN	Yes
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Yes
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Yes
Gold	Singway Technology Co., Ltd.	TAIWAN	Yes
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Yes
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Yes
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Yes
Gold	T.C.A S.p.A	ITALY	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Yes
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Yes
Gold	Umicore Brasil Ltda.	BRAZIL	Yes
Gold	Umicore Precious Metals Thailand	THAILAND	Yes
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Yes
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Yes
Gold	Valcambi SA	SWITZERLAND	Yes
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Yes
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Yes
Gold	Yokohama Metal Co., Ltd.	JAPAN	Yes
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Yes
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Yes
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Yes
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Yes
Tantalum	D Block Metals, LLC	UNITED STATES	Yes
Tantalum	Duoluoshan	CHINA	Yes
Tantalum	Exotech Inc.	UNITED STATES	Yes

Tantalum	F&X Electro-Materials Ltd.	CHINA	Yes
Tantalum	FIR Metals & Resource Ltd.	CHINA	Yes
Tantalum	Global Advanced Metals Aizu	JAPAN	Yes
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Yes
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Yes
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Yes
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Yes
Tantalum	H.C. Starck Inc.	UNITED STATES	Yes
Tantalum	H.C. Starck Ltd.	JAPAN	Yes
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Yes
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	KEMET Blue Metals	MEXICO	Yes
Tantalum	KEMET Blue Powder	UNITED STATES	Yes
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Yes
Tantalum	LSM Brasil S.A.	BRAZIL	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Yes
Tantalum	Mineração Taboca S.A.	BRAZIL	Yes
Tantalum	Mitsui Mining & Smelting	JAPAN	Yes
Tantalum	Molycorp Silmet A.S.	ESTONIA	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Yes
Tantalum	Plansee SE Liezen	AUSTRIA	Yes
Tantalum	Plansee SE Reutte	AUSTRIA	Yes
Tantalum	QuantumClean	UNITED STATES	Yes
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Yes
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Yes
Tantalum	Taki Chemicals	JAPAN	Yes
Tantalum	Telex Metals	UNITED STATES	Yes
Tantalum	Tranzact, Inc.	UNITED STATES	Yes
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Yes
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Yes
Tantalum	Zhuzhou Cemented Carbide	CHINA	Yes
Tin	Alpha	UNITED STATES	Yes
Tin	China Tin Group Co., Ltd.	CHINA	Yes
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Yes
Tin	CV Ayi Jaya	INDONESIA	Yes
Tin	CV Gita Pesona	INDONESIA	Yes
Tin	CV Serumpun Sebalai	INDONESIA	Yes
Tin	CV United Smelting	INDONESIA	Yes
Tin	CV Venus Inti Perkasa	INDONESIA	Yes

Tin	Dowa	JAPAN	Yes
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	Yes
Tin	EM Vinto	BOLIVIA	Yes
Tin	Fenix Metals	POLAND	Yes
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Yes
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Yes
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Yes
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Yes
Tin	Melt Metais e Ligas S/A	BRAZIL	Yes
Tin	Metallic Resources, Inc.	UNITED STATES	Yes
Tin	Metallo-Chimique N.V.	BELGIUM	Yes
Tin	Mineração Taboca S.A.	BRAZIL	Yes
Tin	Minsur	PERU	Yes
Tin	Mitsubishi Materials Corporation	JAPAN	Yes
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Yes
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Yes
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Yes
Tin	PT Aries Kencana Sejahtera	INDONESIA	Yes
Tin	PT Artha Cipta Langgeng	INDONESIA	Yes
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Yes
Tin	PT Babel Inti Perkasa	INDONESIA	Yes
Tin	PT Bangka Prima Tin	INDONESIA	Yes
Tin	PT Bangka Tin Industry	INDONESIA	Yes
Tin	PT Belitung Industri Sejahtera	INDONESIA	Yes
Tin	PT BilliTin Makmur Lestari	INDONESIA	Yes
Tin	PT Bukit Timah	INDONESIA	Yes
Tin	PT Cipta Persada Mulia	INDONESIA	Yes
Tin	PT DS Jaya Abadi	INDONESIA	Yes
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Yes
Tin	PT Inti Stania Prima	INDONESIA	Yes
Tin	PT Justindo	INDONESIA	Yes
Tin	PT Mitra Stania Prima	INDONESIA	Yes
Tin	PT Panca Mega Persada	INDONESIA	Yes
Tin	PT Prima Timah Utama	INDONESIA	Yes
Tin	PT Refined Bangka Tin	INDONESIA	Yes
Tin	PT Sariwiguna Binasentosa	INDONESIA	Yes
Tin	PT Stanindo Inti Perkasa	INDONESIA	Yes
Tin	PT Sukses Inti Makmur	INDONESIA	Yes
Tin	PT Sumber Jaya Indah	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Yes
Tin	PT Tinindo Inter Nusa	INDONESIA	Yes
Tin	PT Tommy Utama	INDONESIA	Yes
Tin	PT Wahana Perkit Jaya	INDONESIA	Yes
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tin	Rui Da Hung	TAIWAN	Yes
Tin	Soft Metais Ltda.	BRAZIL	Yes
Tin	Thaisarco	THAILAND	Yes
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Yes
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Yes

Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Yes
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	H.C. Starck GmbH	GERMANY	Yes
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Yes
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Yes
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Yes
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Yes
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Yes
Tungsten	Kennametal Huntsville	UNITED STATES	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Niagara Refining LLC	UNITED STATES	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Yes
Tungsten	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES	Yes
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Yes
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Yes
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Yes

SMELTERS/REFINERS FROM EICC-GeSI LIST THAT ARE IN PROCESS OF GETTING CERTIFIED AS CONFLICT FREE FROM CFSI

Metal	Known Smelters/Refiners from EICC-GeSI List (in process of getting certified as conflict-free)	Country of Origin	Conflict Free
Gold	Advanced Chemical Company	UNITED STATES	In Process
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	In Process
Gold	Cendres + Métaux SA	SWITZERLAND	In Process
Gold	Daejin Indus Co., Ltd.	REPUBLIC OF KOREA	In Process
Gold	Do Sung Corporation	REPUBLIC OF KOREA	In Process
Gold	Faggi Enrico S.p.A.	ITALY	In Process
Gold	Geib Refining Corporation	UNITED STATES	In Process
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND	In Process
Gold	Korea Zinc Co. Ltd.	REPUBLIC OF KOREA	In Process

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	In Process
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	In Process
Gold	Samduck Precious Metals	REPUBLIC OF KOREA	In Process
Gold	SAXONIA Edelmetalle GmbH	GERMANY	In Process
Gold	Torecom	REPUBLIC OF KOREA	In Process
Gold	WIELAND Edelmetalle GmbH	GERMANY	In Process
Tantalum	E.S.R. Electronics	UNITED STATES	In Process
Tin	An Thai Minerals Company Limited	VIET NAM	In Process
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	In Process
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA	In Process
Tin	CV Dua Sekawan	INDONESIA	In Process
Tin	CV Tiga Sekawan	INDONESIA	In Process
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	In Process
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA	In Process
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	In Process
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	In Process
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	In Process
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	In Process
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	In Process
Tin	Phoenix Metal Ltd.	RWANDA	In Process
Tin	PT Karimun Mining	INDONESIA	In Process
Tin	PT Kijang Jaya Mandiri	INDONESIA	In Process
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	In Process
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	In Process
Tungsten	ACL Metais Eireli	BRAZIL	In Process
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	In Process
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	In Process
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	In Process
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	In Process
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	In Process
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	In Process
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	In Process
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	In Process
Tungsten	Kennametal Fallon	UNITED STATES	In Process
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	In Process
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	In Process
Tungsten	Woltech Korea Co., Ltd.	REPUBLIC OF KOREA	In Process
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	In Process

SMELTERS/REFINERS FROM EICC-GeSI LIST THAT ARE NOT CERTIFIED AS CONFLICT FREE FROM CFSI

Metal	Known Smelters/Refiners from EICC-GeSI List (not conflict-free)	Country of Origin	Conflict Free
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	No
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	No
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	No
Gold	Bauer Walser AG	GERMANY	No
Gold	Caridad	MEXICO	No
Gold	Chugai Mining	JAPAN	No
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	No
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	No
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	No
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	No
Gold	Guangdong Jinding Gold Limited	CHINA	No
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	No
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	No
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	No
Gold	Hwasung CJ Co., Ltd.	REPUBLIC OF KOREA	No
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	No
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	No
Gold	Korea Metal Co., Ltd.	REPUBLIC OF KOREA	No
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	No
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	No
Gold	Lingbao Gold Company Limited	CHINA	No
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	No
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	No
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA	No
Gold	Morris and Watson	NEW ZEALAND	No
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	No
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	No
Gold	SAAMP	FRANCE	No
Gold	Sabin Metal Corp.	UNITED STATES	No
Gold	SAMWON Metals Corp.	REPUBLIC OF KOREA	No
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	No
Gold	So Accurate Group, Inc.	UNITED STATES	No
Gold	Sudan Gold Refinery	SUDAN	No
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	No
Gold	Tony Goetz NV	BELGIUM	No
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	No
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM	No
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	No
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	No
Tin	Estanho de Rondônia S.A.	BRAZIL	No
Tin	Feinhütte Halsbrücke GmbH	GERMANY	No
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	No
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	No

Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	No
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	No
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	No
Tin	PT Alam Lestari Kencana	INDONESIA	No
Tin	PT Bangka Kudai Tin	INDONESIA	No
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	No
Tin	PT Fang Di MulTindo	INDONESIA	No
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	No
Tin	PT Seirama Tin Investment	INDONESIA	No
Tin	PT Tirus Putra Mandiri	INDONESIA	No
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	No
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	No
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	No
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	No